Exhibit 10.44

                 LEASE AMENDMENT AND EXTENSION AGREEMENT - II

      This Lease Amendment and Extension Agreement ("Amendment") is made and entered into on the 27th day of March, 1998 by and between MIM Corporation, a Delaware Corporation (the "Tenant"), and MUTUAL PROPERTIES STONEDALE L.P. (the "Landlord").

     WHEREAS Landlord and Tenant are the parties to a certain lease dated April 23, 1997 covering premises at 1935 Kingstown Road, Peace Dale, R. I. which was amended and extended pursuant to that certain Lease Amendment and Extension Agreement between the parties hereto dated December 10, 1997 (as so amended, the "Lease"), terms defined in the Lease having the same meaning when used in this Amendment; and

     WHEREAS Landlord and Tenant now desire to further amend the Lease by adding further suites to the Premises, extending the Initial Term, deleting Tenant's right to terminate, changing the Expiration Date and otherwise amending the Lease;

      NOW, THEREFORE, in consideration of the premises, the mutual covenants herein set forth and other good and valuable consideration, Landlord and Tenant hereby agree to amend the Lease as follows:

1. Exhibit A and the definition of Premises as used in Article I - Premises and thereafter are amended to include the following additional suites (the "Further Suites"): Suite 110 containing 602 rentable square feet and Suite 104 containing 1505 rentable square feet. The Original Suite, the Additional Suites and the Further Suites contain a total of 9339 rentable square feet.

2. Section 2.01 of Article 2 - Term is amended to read as follows:

      Section 2.01. The term of this Lease (the "Term") with respect to the Original Suite shall commence on May 1, 1997 (the "Commencement Date of the Original Suite") and, subject to earlier termination upon default as hereinafter provided, end on August 31, 2003 (the"Expiration Date"). The commencement of the Term for the Additional Suites shall be upon substantial completion of the Additional Improvements (as hereinafter defined) by the Landlord, but in no event later than February 1, 1998 (the "Commencement Date of the Additional Suites") and shall continue, subject to earlier termination upon default as hereinafter provided until the Expiration Date. The commencement of the Term for Suite 110 shall be April 1, 1998, and the commencement of the Term for Suite 104 shall be upon substantial completion of the Further Improvements (as hereinafter defined) by the Landlord, but in no event later than June 1, 1998 (collectively, the "Commencement Dates" of the Further Suites).

3. Section 2.02 is deleted in its entirety.

4. Section 3.01. is deleted in its entirety and the following provisions substituted therefor:

      Section 3.01. Beginning on the Commencement Date of the Original Suite and continuing through and including December 31, 1997, Tenant agrees to pay to Landlord for the use of the Premises, in lawful money of the United States annual base rent ("Base Rent") in the amount of $30,948.00 payable in monthly installments of $2,579.00. Beginning on January 1, 1998, annual Base Rent in the amount of $36,336.00 shall be payable monthly in equal installments of $3028.00. Beginning on the Commencement Date of the Additional Suites, annual Base Rent in the amount of $97,632.00 shall be payable monthly in equal installments of $8,136.00. Beginning on the Commencement Date of Suite 110, annual Base Rent in the amount of $105,759 shall be payable monthly in equal installments of $8,813.25. Beginning on the Commencement Date of Suite 104 and continuing through and including the Expiration Date, annual Base Rent in the amount of $126,076.44 shall be payable monthly in equal installments of $10,506.37.

      All installments of Base Rent shall be payable on the first day of each month, in advance, without setoff or deduction. Rent for any period less than a full calendar month shall be prorated.

5. Section 3.02 is amended as follows.

      The first paragraph of Section 3.02 shall be deleted in its entirety and the following substituted therefor:
      In addition to Base Rent, Tenant shall pay as additional rent (hereinafter called "Additional Rent") (a) Tenant's Pro Rata Share (as hereinafter defined) of all real estate taxes and assessments of any kind relating to the Property and (b) Tenant's Pro Rata Share of all Operating Costs (as hereinafter defined) incurred by Landlord (collectively "Landlord's Expenses").

      The first sentence of the second paragraph of Section 3.02 is deleted and the following substituted therefor:
      From and after the Commencement Date of the Original Suite, the Additional Suites, Suite 110 and Suite 104, Tenant's Pro Rata Share shall be 14.27%, 38.35%, 41.55% and 49.53%, respectively.

      The third paragragh is deleted and the following substituted therefor:

      Beginning on the Commencement Date of the Additional Suites Tenant shall pay monthly in advance the amount of $605.00, and beginning on the Commencement Date of Suite 110 Tenant shall pay monthly in advance the amount of $656.00, and beginning on the Commencement Date of Suite 104 and continuing throughout the Term Tenant shall pay monthly in advance the amount of $780.00, as its estimated Pro Rata Share of the Operating Costs of the Property. As soon as reasonably practicable after the end of each fiscal year, Landlord shall supply Tenant with a reasonably detailed statement setting forth all Operating Costs and a determination of Tenant's Pro Rata Share thereof. In the event the amount paid in advance by Tenant is less than Tenant's actual Pro Rara Share of Landlord's Operating Costs for any calendar year of the Term, Tenant shall pay any additional sum required within 30 days after receipt of Landlord's statement therefor. The foregoing notwithstanding, Landlord and Tenant agree that in each year of the Term starting with calendar year 1999, Tenant's Pro Rata Share of Operating


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

Costs shall not increase by more than three per cent (3%) over the amount paid for the immediately preceding year.

6. Section 10.01 is amended to read as follows:

      Section 10.01. Prior to the Commencement Dates of the Original Suite, the Additional Suites and Suite 104, Landlord, at its expense, shall cause certain work to be constructed in accordance with Exhibits B, C and D, respectively, attached hereto and by this reference incorporated herein.

7. The first sentence of Section 18.01 is deleted in its entirety and the following substituted therefor:

      Section 18.01. At the Commencement Date of the Original Suite, Tenant deposited with the Landlord the sum of $2,579.00 as a security deposit. On December 10, 1997, Tenant deposited with the Landlord an additional $5,557.00 making the total security deposit $8,136.00. Upon the signing of this Amendment, Tenant shall deposit an additional $677.25, making the total security deposit $8,813.25. On the Commencement Date of Suite 104, Tenant shall deposit an additional $1,692.75, making the total security deposit $10,506.00. The security deposit is to assure the full and faithful performance and observance by Tenant of all covenants, terms and conditions herein contained to be performed and observed by Tenant and Landlord may use, apply or retain the whole or any part of the security deposit to the extent required for the payment of any rent or any sum as to which Tenant is in default with respect to any of the covenants, terms or conditions of this Lease.

      Except as amended hereby, all other terms and conditions of the Lease shall remain in full force and effect and are in all respects hereby ratified and affirmed.

      IN WITNESS WHEREOF, the Landlord and Tenant have hereunto set their hands as of the day and date first above written.

TENANT:                             MIM CORPORATION

                                    By /s/ Richard H. Friedman
                                      -----------------------------------------
                                    Name and Title COO

LANDLORD:                           MUTUAL PROPERTIES STONEDALE L.P.
                                    By STO Real Estate Inc. G. P.

                                    By /s/ Stephen G. Soscia
                                       ----------------------------------------
                                    Stephen G. Soscia, President


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

                                   EXHIBIT "D"


                            [Floor plan of Suite 104]